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                [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

                                                                     EXHIBIT 5.1

                                January 27, 2000

Landec Corporation
3603 Haven Avenue
Menlo Park, California 94025-1010

           Re: Landec Corporation
              Registration Statement on Form S-3

Ladies and Gentlemen:

    At your request, we are rendering this opinion in connection with a proposed sale of up to 895,833 shares (the "Common Shares") of common stock, $0.001 par value by certain stockholders of Landec Corporation, a California corporation (the "Company") and the proposed sale of up to 1,666,670 shares of Common Stock (the "Conversion Shares") upon the conversion of the Company's Series A Preferred Stock, pursuant to a Registration Statement on Form S-3.

    We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

    Based on such examination, we are of the opinion that the Common Shares are legally issued, fully paid and nonassessable, and the Conversion Shares have been duly authorized and when issued by the Company upon conversion of the Series A Preferred Stock, will be legally issued, fully paid, and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,
                                          ORRICK, HERRINGTON & SUTCLIFFE LLP